UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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FSB COMMUNITY BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2008

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of FSB Community Bankshares, Inc.  The Annual Meeting will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450 on Wednesday, May 21, 2008, at 2:00 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of FSB Community Bankshares, Inc.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of Beard Miller Company LLP as FSB Community Bankshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2008.  The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of FSB Community Bankshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.

Sincerely,

Dana C. Gavenda
President and Chief Executive Officer

FSB Community Bankshares, Inc.
45 South Main Street
Fairport, New York 14450
(585) 223-9080

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2008

Notice is hereby given that the Annual Meeting of Stockholders of FSB Community Bankshares, Inc. will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Wednesday, May 21, 2008 at 2:00 p.m., local time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of one director to a one-year term, and the election of three directors to three-year terms;
2.	the ratification of the appointment of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned.  Stockholders of record at the close of business on March 31, 2008 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF FSB COMMUNITY BANKSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Leslie J. Zornow
Corporate Secretary
Fairport, New York
April 17, 2008

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES ARE VOTED.  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

FSB Community Bankshares, Inc.
45 South Main Street
Fairport, New York 14450
(585) 223-9080

ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FSB Community Bankshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Wednesday, May 21, 2008, at 2:00 p.m., local time, and all adjournments of the Annual Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 21, 2008.

REVOCATION OF PROXIES

Stockholders who properly complete the enclosed proxy card retain the right to revoke their proxy in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of FSB Community Bankshares, Inc. will be voted in accordance with the directions given thereon.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement.

Proxies may be revoked by sending written notice of revocation to the Secretary of FSB Community Bankshares, Inc. at the address shown above, delivering a later-dated proxy card or by attending the Annual Meeting and voting in person.  The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of FSB Community Bankshares, Inc. prior to the voting of such proxy.  If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Except as otherwise noted below, record holders of FSB Community Bankshares, Inc.’s common stock, par value $0.10 per share, as of the close of business on March 31, 2008 are entitled to one vote for each share then held.  As of March 31, 2008, there were 1,785,000 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  FSB Community Bankshares, MHC, our mutual holding company parent, owns 946,050 shares of common stock, or 53.0% of our outstanding shares as of March 31, 2008.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees, or to vote FOR ALL EXCEPT one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of Beard Miller Company LLP as the independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the shares cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of Beard Miller Company LLP as the independent registered public accounting firm for the year ending December 31, 2008.

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with FSB Community Bankshares, Inc. and the Securities and Exchange Commission regarding such ownership.  The following table sets forth, as of March 31, 2008, the shares of common stock beneficially owned by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock.

Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

FSB Community Bankshares, MHC	946,050	53.0%
45 South Main Street
Fairport, New York 14450
___________________
(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors is comprised of nine members.  Our Bylaws state that no person is eligible for election, re-election, appointment or re-appointment to the board of directors if the person has attained 75 years of age. Director D. Lawrence Keef, who turned 75 this year and whose board term expires at the Annual Meeting, will retire from the Board effective as of the Annual Meeting date. In addition to the three current board members whose terms are due to expire and are up for re-election at the Annual Meeting, the Nominating Committee has nominated Alicia H. Pender to serve on the board of directors to a one-year term.

Directors are divided into three classes, with one class of directors elected annually.  Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  Three directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify, and one director will be elected at the Annual Meeting to serve for a one-year period and until her successor shall have been elected and shall qualify.  The Nominating Committee of the Board of Directors has nominated the following persons to serve as directors for three-year terms: Gary Lindsay, Terence O’Neil and Lowell T. Twitchell; and the Nominating Committee has nominated Alicia H. Pender to serve as a director for a one-year term.

The Board of Directors recommends a vote “FOR” each of the nominees listed in this Proxy Statement.

The table below sets forth certain information, as of March 31, 2008, regarding the nominees, the other current members of our Board of Directors, and Executive Officers who are not directors, including the terms of office of board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  Except as indicated herein, there are no arrangements or understandings between any of the nominees or continuing directors and any other person pursuant to which such nominees or continuing directors were selected.

Name	Position(s) Held With FSB Community Bankshares, Inc.	Age	Director Since	Current Term Expires	Shares Beneficially Owned	Percent of Class

NOMINEES
Gary Lindsay	Director	65	2007	2011	1,000	*
Terence O’Neil	Vice Chairman of the Board	65	1998	2011	1,000	*
Lowell T. Twitchell	Director	65	1984	2011	2,500	*
Alicia H. Pender	Nominee	50	n/a	2009	—	n/a

CONTINUING BOARD MEMBERS

Thomas J. Hanss	Chairman of the Board	68	1999	2009	5,000	*
James E. Smith	Director	61	1991	2009	1,000	*
Dana C. Gavenda	President, Chief Executive Officer and Director	56	2002	2010	17,933(1)	1.0%
Robert W. Sturn	Director	65	2000	2010	2,500	*
Charis W. Warshof	Director	58	2002	2010	3,000	*
D. Lawrence Keef	Director	75	1997	2008(2)	1,000	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kevin D. Maroney	Executive Vice President and Chief Financial Officer	50	N/A	N/A	4,203(3)	*
Leslie J. Zornow	Senior Vice President, Retail Banking	43	N/A	N/A	680(4)	*

All Directors, Nominees and Executive Officers as a Group (12 persons)					39,816	2.2%
___________________________________________________
*	Less than 1%.
(1)	Includes 333 shares held in Mr. Gavenda’s employee stock ownership plan account and includes 50 shares held by Mr. Gavenda’s daughter.
(2)	Director Keef will retire from the board effective as of the annual meeting date.
(3)	Includes 203 shares held in Mr. Maroney’s employee stock ownership plan account.
(4)	Includes 180 shares held in Ms. Zornow’s employee stock ownership plan account.

Shared Management Structure

The directors of FSB Community Bankshares, Inc. are those same persons who are the directors of Fairport Savings Bank.  In addition, each executive officer of FSB Community Bankshares, Inc. is also an executive officer of Fairport Savings Bank.  We expect that FSB Community Bankshares, Inc. and Fairport Savings Bank will continue to have common executive officers until there is a business reason to establish separate management structures.  To date, directors and executive officers have been compensated for their services only to Fairport Savings Bank. In the future, directors and executive officers could receive additional compensation for their services to FSB Community Bankshares, Inc.

Directors and Executive Officers

The business experience for the past five years of each of our directors, nominees and executive officers is set forth below.  Unless otherwise indicated, directors have held their positions for the past five years.

Gary Lindsay is a practicing certified public accountant.  Prior to founding his accounting practice in 1991, from 1974 until 1991, Mr. Lindsay was a tax partner with KPMG, LLP.

Terence O’Neil is retired. Prior to his retirement in 2005, since 1980 Mr. O’Neil was the owner and President of Green Lantern Inn, a restaurant located in Fairport, New York.

Lowell T. Twitchell is retired. Prior to his retirement in 2001, from 1979 until 2001 Mr. Twitchell served as President of Fairport Savings Bank.

Alicia H. Pender is the Director of Finance at Sister of St. Joseph of Rochester, a position she has held since 1991. Ms. Porter has 29 years of experience in accounting and finance, and is a certified public accountant in the State of New York.  Ms. Porter has been a resident of Fairport, New York since 1980 and is a member of the board of directors of St. Bernard School of Theology and Ministry and is a former board member and treasurer of the Fairport Soccer Club. Ms. Pender is active in numerous other charitable and civic activities in the local area, including the Flower City Habitat for Humanity and St. John of Rochester Parish.

Thomas J. Hanss is retired. Prior to his retirement in 1994, from 1982 until 1986, Mr. Hanss was chief financial officer of a banking subsidiary of Manufacturers Hanover. Mr. Hanss is a licensed certified public accountant in the State of New York.

James E. Smith is the Supervisor of the Town of Perinton, New York, an elected office that he has held since 1984.

Dana C. Gavenda has been our President and Chief Executive Officer since December 2001. Mr. Gavenda has held various positions in the banking industry since 1973.

Robert W. Sturn is retired. Prior to his retirement in July 2004, from 1994 until 2004, Mr. Sturn was Executive Vice President of Fairport Savings Bank in which role he managed Fairport Savings Bank’s mortgage operations.

Charis W. Warshof is Vice President, Investors Relations with Home Properties, Inc., a real estate investment trust located in Rochester, New York, a position she has held since 2001.

D. Lawrence Keef is retired. Prior to his retirement in 1994, Mr. Keef had a 30 year career in banking, with a primary emphasis on commercial real estate lending.

Kevin D. Maroney is our Executive Vice President and Chief Financial Officer, positions he has held since 2004. Prior to his employment with Fairport Savings Bank, from 1993 until 2004, Mr. Maroney served as senior vice president/finance and operations officer with Wyoming County Bank, Warsaw, New York.

Leslie J. Zornow is our Senior Vice President, Retail Banking and Corporate Secretary, positions she has held since January 2004. Prior to her employment with Fairport Savings Bank, in 2003, Ms. Zornow served as interim President of the Geneva Chamber of Commerce, Geneva, New York and from 1996 until 2003 served as an executive officer of Savings Bank of the Finger Lakes where she oversaw the institution’s branch network, marketing and human resources.

Board Independence

The Board of Directors has determined that each of our directors and nominees, with the exception of Mr. Gavenda, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Gavenda is not independent because he is one of our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock.  Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis.  Based on our review of ownership reports required to be filed for the year ended December 31, 2007, Kevin D. Maroney was late in filing his Form 3, which was subsequently filed.

Code of Ethics

FSB Community Bankshares, Inc. has adopted a Code of Ethics that is applicable to its senior executive officers, including the principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  The Code of Ethics has been filed with the Securities and Exchange Commission as Exhibit 14 to the Annual Report on Form 10-KSB for the year ended December 31, 2007 (File No. 000-52751) and is posted on our website at www.fairportsavingsbank.com.

Meetings and Committees of the Board of Directors

The business of FSB Community Bankshares, Inc. is conducted at regular and special meetings of the Board and its committees.  In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions.  The standing committees of the Board of Directors of FSB Community Bankshares, Inc. are the Audit Committee, Compensation/Benefits/Marketing Committee; Nominating Committee; and the ALCO Committee.

During the year ended December 31, 2007, the Board of Directors met at twelve regular meetings and no special meetings.  No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she was a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Audit Committee.  The Audit Committee is comprised of Directors Hanss (who serves as Chairman), O’Neill, Twitchell and Lindsay.  The Board of Directors has determined that director Gary Lindsay qualifies as an “audit committee financial expert.”  Information with respect to the experience of Mr. Lindsay is included in “Directors and Executive Officers.”  Each member of the Audit Committee is “independent” in accordance with the listing standards of the Nasdaq Stock Market and also under the applicable federal securities laws.

Our Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website at www.fairportsavingsbank.com.  As more fully described in the Audit Committee Charter, the Audit Committee is responsible for providing oversight relating to our financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, annual independent audit and the compliance and ethics programs established by management and the Board.  The Audit Committee met 3 times during the year ended December 31, 2007.

Nominating Committee.  The Nominating Committee consists of Messrs. Hanss (Chair), Smith and Keef, each of whom is independent in accordance with the listing standards of the Nasdaq Stock Market.  The Nominating Committee met once during the year ended December 31, 2007. Our Board of Directors has adopted a written charter for the Nominating Committee, which is posted on our website at www.fairportsavingsbank.com.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to FSB Community Bankshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If there were a vacancy on the Board because any member of the Board does not wish to continue in service or if the Nominating Committee decides not to re-nominate a member for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members and may engage in other search activities.  Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of FSB Community Bankshares, Inc., a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other points of view.  In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating Committee would consider the following:  the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for FSB Community Bankshares, Inc.  In addition, our Bylaws provide that no individual may be nominated to the Board of Directors if the person has attained the age of 75 years.

During the year ended December 31, 2007, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Nominating Committee may consider qualified candidates for Director suggested by our stockholders.  Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 45 South Main Street, Fairport, New York 14450.  The Corporate Secretary must receive a submission not less than 120 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting.  The submission must include the following:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

●
The name and address of the stockholder as such information appears on FSB Community Bankshares, Inc.’s books, and the number of shares of FSB Community Bankshares, Inc.’s common stock that are owned beneficially by such stockholder.  If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

●
The name, address and contact information for the candidate, and the number of shares of common stock of FSB Community Bankshares, Inc. that are owned by the candidate.  If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

●	A statement of the candidate’s business and educational experience;

●	Such other information regarding the candidate as would be required to be included in FSB Community Bankshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

●	A statement detailing any relationship between the candidate and FSB Community Bankshares, Inc. or its affiliates;

●	A statement detailing any relationship between the candidate and any customer, supplier or competitor of FSB Community Bankshares, Inc. or its affiliates;

●	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted At An Annual Meeting.”

The Nominating Committee did not receive any stockholder recommended nominees for inclusion in this Proxy Statement.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2007;

●	We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

●
We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and have discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that FSB Community Bankshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Thomas J. Hanss	Lowell T. Twitchell	Gary Lindsay	Terence O’Neil

Compensation/Benefits/Marketing Committee

The Compensation/Benefits/Marketing Committee of the Board of Directors of FSB Community Bankshares, Inc. is responsible for developing compensation guidelines and for recommending the compensation for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers.  The Compensation Committee consists of Messrs. Sturn (who serves as Chairman), Warshof and Smith.  Each of the members is independent as defined in the Nasdaq listing standards.  During the year ended December 31, 2007, the Compensation Committee met 5 times.

The role of the Compensation/Benefits/Marketing Committee is to review annually the compensation levels of the executive officers and directors and recommend compensation changes to the Board of Directors.  It is intended that the executive compensation program will enable us to attract, develop and retain talented executive officers who are capable of maximizing our performance for the benefit of the stockholders. We seek to maintain compensation levels that are competitive with other financial institutions, and particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of FSB Community Bankshares, Inc. and compensation paid to executives at peer group financial institutions.  The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.  The Compensation Committee and the Chief Executive Officer review the same information in connection with this recommendation.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in our market area.  Comparative salaries paid by other financial institutions are considered in establishing the salary for the given executive officer.  The Compensation Committee has utilized bank compensation surveys compiled by the America’s Community Bankers. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position.  These factors are considered subjectively and none of the factors are accorded a specific weight.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to:  Board of Directors, FSB Community Bankshares, Inc., 45 South Main Street, Fairport, New York 14450, Attention:  Corporate Secretary.  Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received.   The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee of FSB Community Bankshares, Inc., and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Attendance at Annual Meetings of Stockholders

FSB Community Bankshares, Inc. does not have a policy regarding director attendance at annual meetings of stockholders, although directors are requested to attend these meetings absent unavoidable scheduling conflicts.  This is our first annual meeting of stockholders as a public company, and it is expected that our directors will be in attendance.

Executive Compensation

The following table sets forth for the years ended December 31, 2007 and 2006 certain information as to the total remuneration paid by us to Dana C. Gavenda, who serves as our President and Chief Executive Officer, and our two most highly compensated executive officers other than Mr. Gavenda. Each of the individuals listed in the table below is referred to as a Named Executive Officer.

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
Dana C. Gavenda President, Chief Executive Officer	2007 2006	145,914 141,992	14,116 26,388	57,416 (1) 45,103 (1)	217,446 213,483

Kevin D. Maroney Executive Vice President and Chief Financial Officer	2007 2006	94,865 91,535	9,005 10,333	13,168 (2) 13,450 (2)	117,038 115,318

Leslie J. Zornow Senior Vice President, Retail Banking	2007 2006	83,385 80,376	6,039 9,089	10,864 (3) 11,037 (3)	100,288 100,502

_____________________
(1)
Includes $31,183 and $19,209 for 2007 and 2006, respectively, credited to Mr. Gavenda under Fairport Savings Bank’s supplemental executive retirement plan and does not include any earnings.  Also includes employer contributions to the 401(k) Plan of $18,710 and $21,449 for 2007 and 2006, respectively. For 2007, includes $2,738 relating to the value of allocated ESOP shares. For 2006 includes a one-time country club initiation fee, and for 2007 and 2006 includes monthly dues for country club membership and an allowance for an automobile.

(2)	Consists of employer contributions to the 401(k) Plan and, for 2007, includes $1,672 relating to the value of allocated ESOP shares.

(3)	Consists of employer contributions to the 401(k) Plan and, for 2007, includes $1,480 relating to the value of allocated ESOP shares.

Benefit Plans

Employment Agreement. Fairport Savings Bank entered into an employment agreement with Dana C. Gavenda effective as of March 1, 2006. The agreement has an initial term of three years.  Unless notice of non-renewal is provided, the agreement renews annually such that the remaining term of the agreement is three years. After the initial three-year term under the agreement, if Mr. Gavenda receives timely notification of the Board’s intention not to renew the agreement on the next anniversary date, the agreement will cease one year following such anniversary date.  Under the agreement, Mr. Gavenda’s base salary for the year beginning March 1, 2007 is $147,500 and the base salary for the year beginning March 1, 2008 is $155,000. Mr. Gavenda’s base salary is subject to annual approval which is conducted by the Compensation/Benefits/Marketing Committee of the Board, and may be increased or decreased.  In addition to the base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, and use of an automobile and reimbursement of expenses associated with the use of such automobile.  Mr. Gavenda’s employment may be terminated for “just cause” (as defined below) at any time, in which event Mr. Gavenda would have no right to receive compensation or other benefits for any period after termination.  “Just cause” means termination of Mr. Gavenda’s employment by a vote of at least a majority of the entire membership of the Board because of (i) Mr. Gavenda’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses); or (ii) a final cease-and-desist order regarding Mr. Gavenda’s employment with Fairport Savings Bank; or (iii) Mr. Gavenda’s willful commission of any act that, in the judgment of the Board, would likely cause substantial economic damage to Fairport Savings Bank; or (iv) Mr. Gavenda’s material breach of any provision of the employment agreement.

Mr. Gavenda is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances.  In the event Mr. Gavenda’s employment is terminated by Fairport Savings Bank for reasons other than just cause, disability, death, retirement or a “change in control,” (as defined in the employment agreement) or in the event Mr. Gavenda resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint Mr. Gavenda to his executive position, (2) a material change in Mr. Gavenda’s functions, duties, or responsibilities, which change would cause Mr. Gavenda’s position to become one of lesser responsibility, importance or scope, (3) a relocation of Mr. Gavenda’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or a material reduction in the benefits and perquisites from those being provided to Mr. Gavenda as of the effective date of the employment agreement, (4) the liquidation or dissolution of Fairport Savings Bank, or (5) a material breach of the employment agreement by Fairport Savings Bank, Mr. Gavenda (or, in the event of Mr. Gavenda’s death, his beneficiary) would be entitled to a severance payment equal to the greater of (i) the remaining amount due under the agreement or (ii) the sum of the highest base salary paid to Mr. Gavenda under the agreement, plus the greater of (x) the average annual cash bonus paid to Mr. Gavenda under the agreement during the last three years prior to the termination date or (y) the cash bonus paid to Mr. Gavenda for the most recent fiscal year prior to the termination. Such severance shall be paid as a lump sum within 30 days of Mr. Gavenda’s termination of employment, or, if Internal Revenue Code Section 409A applies to such payment, then the payment shall be made on the first day of the seventh month following Mr. Gavenda’s termination of employment.  Additionally, Mr. Gavenda would be entitled to the continuation of life, medical, disability and dental coverage for 36 months.  In the event these severance payment provisions of the employment agreement are triggered, as of December 31, 2007, Mr. Gavenda would be entitled to a cash severance benefit in the amount of approximately $335,000.

In the event of a termination following a “change in control” (as defined in the employment agreement) of Fairport Savings Bank or FSB Community Bankshares, Inc., Mr. Gavenda (or, in the event of his death, his beneficiary) would be entitled to a severance payment equal to three times the sum of (i) Mr. Gavenda’s highest base salary during the term of the employment agreement, and (ii) the greater of (x) the average annual cash bonus paid to Mr. Gavenda under the agreement during the last three years prior to the termination date or (y) the cash bonus paid to Mr. Gavenda for the most recent fiscal year prior to the termination.  Such severance shall be paid as a lump sum within 30 days of Mr. Gavenda’s termination of employment, or, if Internal Revenue Code Section 409A applies to such payment, then the payment shall be made on the first day of the seventh month following Mr. Gavenda’s termination of employment.  Additionally, Mr. Gavenda would be entitled to the continuation of life, medical, disability and dental coverage for 36 months.  Any payments to Mr. Gavenda would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Code Section 280G (relating to payments made in connection with a change in control).  In the event these severance payment provisions of the employment agreement are triggered, as of December 31, 2007, Mr. Gavenda would be entitled to a cash severance benefit in the amount of approximately $485,000.

Should Mr. Gavenda become “disabled” (as defined in the next sentence) during the term of the agreement, Fairport Savings Bank would pay Mr. Gavenda 65% of base salary until the earliest of the time that he returns to his duties at Fairport Savings Bank, or attains full-time employment with another employer, or attains the age of 65, or until Mr. Gavenda’s death, provided that any amount paid to Mr. Gavenda pursuant to any disability insurance would reduce the compensation he would receive.  Mr. Gavenda would also be entitled to continued life and health care coverage substantially identical to the coverage he had before becoming disabled during the period that he is receiving disability benefits.  “Disabled” means that (i) Mr. Gavenda is unable to perform his duties by reason of incapacity or illness and Mr. Gavenda shall have been absent from his duties on a full-time basis for six months within any twelve month period; or (ii) Mr. Gavenda has experienced a mental or physical condition which, in the reasonable opinion of the disinterested members of the Board, makes Mr. Gavenda unable or incompetent to properly carry out the duties of his position; or (iii) if necessary to comply with Internal Revenue Code Section 409A, “disabled” shall have the meaning required under Code Section 409A.  The Board may require that Mr. Gavenda be examined by a physician selected by the Board and the decision of the physician regarding Mr. Gavenda’s disability status shall be conclusive and binding on all parties.

In the event Mr. Gavenda dies while employed by Fairport Savings Bank, Mr. Gavenda’s beneficiary or estate will be paid Mr. Gavenda’s base salary for one year, and Mr. Gavenda’s family will be entitled to continuation of medical, dental and other insurance benefits for one year.

Upon termination of Mr. Gavenda’s employment other than in connection with a change in control or disability, Mr. Gavenda agrees for a period of two years following termination of employment not to serve as an officer, director or consultant with any financial institution operating in Monroe County, New York with assets of less than $1.0 billion.

Fairport Savings Bank does not have other employment or change in control agreements with any other Named Executive Officers.

Supplemental Retirement Plan.  Effective May 1, 2006, Fairport Savings Bank established a Supplemental Executive Retirement Plan (“SERP”) with Dana C. Gavenda, our Chief Executive Officer.  Under the terms of the SERP, on May 1, 2006 and on each anniversary date thereafter through the earlier of May 1, 2015 or the date Mr. Gavenda terminates employment, Fairport Savings Bank will credit a specified amount to Mr. Gavenda’s accrued SERP obligation account (the “SERP Benefit”).  The maximum aggregate value of the SERP Benefit as of May 1, 2015 will be $493,765, which is intended to provide a 15-year period certain annuity of approximately $50,000 per year.  The SERP Benefit will not be credited with earnings nor debited for losses or expenses.  Mr. Gavenda is 100% vested in his SERP Benefit at all times. The SERP Benefits will be paid to Mr. Gavenda in equal monthly installments for 15 years, beginning on the date that is six months after the later of (i) the date he terminates employment or (ii) attains age 65.  In the event Mr. Gavenda dies while receiving payments, his designated beneficiary shall continue to receive the remaining payments.  If Mr. Gavenda dies before he is eligible to receive payments, the SERP Benefit shall be forfeited.

If Mr. Gavenda’s employment is terminated for “cause” (as defined in the next sentence), then he will forfeit all SERP Benefits.  “Cause” means of termination of Mr. Gavenda’s employment due to any of the following: (a) engaging in willful or grossly negligent misconduct that is materially injurious to Fairport Savings Bank; (b) embezzlement or misappropriation of the funds or property of Fairport Savings Bank; (c) conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony; (d) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty to such a crime; (e) failure or refusal to devote full business time and attention to the performance of his duties, if such breach has not been cured within 15 days after notice is given; (f) issuance of a final non-appealable order or other direction by a federal or state regulatory agency prohibiting Mr. Gavenda’s employment in the business of banking; or (g) violation of a non-compete or non-solicitation agreement.

In the event Mr. Gavenda terminates employment due to “disability” (as defined in the next sentence), the SERP Benefit shall be paid to him in a lump sum no later than 90 days after the date he terminated employment.  Mr. Gavenda shall be treated as having a “disability” if: (a) he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) he is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Fairport Savings Bank.

In the event of a “change in control” (as defined in the SERP) of Fairport Savings Bank, the SERP Benefit shall be paid to Mr. Gavenda in a lump sum as soon as administratively feasible but no later than 90 days after his termination of employment following the change in control, unless such payments are subject to Internal Revenue Code Section 409A, in which case such payment will be made on the first day of the seventh month following Mr. Gavenda’s termination of employment.  In the event the SERP is terminated, the SERP Benefit shall be paid to Mr. Gavenda in the form of equal monthly installments starting on the first day of the calendar month that is 12 months after the termination of the SERP and ending no later than 24 months after the termination of the SERP (or such other payment schedule as may be required in order to comply with Internal Revenue Code Section 409A).

401(k) Plan.  Fairport Savings Bank sponsors a 401(k) plan for eligible employees who have attained age 21 and completed six months of service.  The Plan allows employees to contribute from 1% to 100% of their annual salary subject to statutory limitations.  Each year, Fairport Savings Bank contributes 3% of each eligible employee’s adjusted Form W-2 compensation to the Plan as a “basic 401(k) safe harbor” contribution.  In addition, Fairport Savings Bank may make a discretionary profit sharing contribution of each eligible employees’ annual adjusted Form W-2 compensation.  In 2007, the aggregate discretionary contribution to the 401(k) Plan was $134,000.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust.  Fairport Savings Bank implemented an employee stock ownership plan in connection with FSB Community Bankshares, Inc.’s initial stock offering which closed in August 2007.  As part of the offering, the employee stock ownership plan borrowed funds from FSB Community Bankshares, Inc. and used those funds to purchase 69,972 shares of the common stock.  The shares of the common stock are the collateral for the loan.  Employees who are at least 21 years old with at least one year of employment with Fairport Savings Bank are eligible to participate. The loan will be repaid principally from discretionary contributions by Fairport Savings Bank to the employee stock ownership plan over a period of not more than 20 years.  The loan may be repaid over a shorter period, without penalty for prepayments. The interest rate on the loan equals the prime interest rate at the closing of the stock offering, and will adjust annually at the beginning of each calendar year. The total expense for the employee stock ownership plan for 2007 was $35,000.

The shares purchased with the loan are held in a suspense account and are allocated to participants’ accounts in the employee stock ownership plan as the loan is repaid.  Participants will have no interest in the shares in the suspense account and only have an interest in the shares actually allocated to their accounts as the loan is repaid.  Subject to IRS rules, through December 31, 2009, contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of a uniform point allocation formula whereby one point is awarded for each $1,000 of eligible compensation and two points are awarded for each year of service. Beginning January 1, 2010, allocations will be made to participants in the ratio that their compensation bears to the compensation of all plan participants. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for up to three years of credited service with Fairport Savings Bank’s prior to the adoption of the plan.  A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan).  Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Fairport Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits.  Therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Pursuant to SOP 93-6 “Employers’ Accounting for Employee Stock Ownership Plan”, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.  In the event of a change in control, the employee stock ownership plan will terminate.

Directors’ Compensation

FSB Community Bankshares, Inc. pays no fees for service on the Board of Directors or Board committees.  However, each of the individuals who currently serves as one of our directors also serves as a director of Fairport Savings Bank and earns fees in that capacity.

Each non-employee director receives a fee of $700 for each scheduled monthly meeting, and receives $300 for attendance at meetings of the Audit Committee, Compensation/Benefits/Marketing Committee, Nominating Committee, ALCO Committee and Executive Committee.  In addition to these fees, in 2007 Director Keef received a fee of $333 and Director Hanss received a fee of $3,667 for serving as the Chairman of the Board; Director O’Neil received a fee of $2,750 for serving as Vice Chairman of the Board; Director Sturn received a fee of $1,300 for serving as Chairman of the Compensation/Benefits/Marketing Committee; and Director Hanss received a fee of $975 for serving as Chairman of the Audit Committee. Fairport Savings Bank paid fees totaling $101,325 to its nine board members during the year ended December 31, 2007.

The following table sets forth for the year ended December 31, 2007 certain information as to the total remuneration we paid to our directors other than Mr. Gavenda.  Compensation paid to Mr. Gavenda for his service as a director is included in “Executive Compensation—Summary Compensation Table.”

Name	Fees earned or paid in cash	Total

D. Lawrence Keef	$11,833	$11,833
Gary Lindsay	8,800	8,800
Terence O’Neil	14,550	14,550
Lowell T. Twitchell	12,100	12,100
Thomas J. Hanss	16,142	16,142
James E. Smith	12,700	12,700
Robert W. Sturn	12,800	12,800
Charis W. Warshof	12,400	12,400

Related Party Transactions

The Sarbanes-Oxley Act generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Fairport Savings Bank to our executive officers and directors in compliance with federal banking regulations.

The aggregate amount of our outstanding loans to our officers and directors and their related entities was approximately $766,000 at December 31, 2007.  All of such loans were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us, and did not involve more than the normal risk of collectibility or present other unfavorable features.  These loans were performing according to their repayment terms at December 31, 2007, and were made in compliance with federal banking regulations.

In accordance with the listing standards of the Nasdaq Stock Market, any transactions that would be required to be reported under this section of this proxy statement must be approved by our Audit Committee or another independent body of the board of directors.  In addition, any transaction with a director is reviewed by and subject to approval of the members of the board of directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable as those that would be available to us from an unrelated party through an arms-length transaction.

PROPOSAL II — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of FSB Community Bankshares, Inc. has approved the engagement of Beard Miller Company LLP to be our independent registered public accounting firm for the year ending December 31, 2008.  At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Beard Miller Company LLP for the year ending December 31, 2008.  A representative of Beard Miller Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

In connection with our decision to conduct our initial stock offering, on January 12, 2007, we decided to dismiss our accounting firm of Mengel, Metzger, Barr & Co LLP (“MMB”). This decision was approved by our Board of Directors.

MMB’s reports on our consolidated financial statements as of December 31, 2005 and 2004 and for the year ended December 31, 2005 and the eighteen month period ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with MMB’s audits of our consolidated financial statements for the year ended December 31, 2005 and the eighteen month period ended December 31, 2004, there were no disagreements with MMB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of MMB, would have caused MMB to make reference to the subject matter of the disagreements in connection with its reports.

We have provided MMB with a copy of the disclosure contained in this proxy statement, which was received by MMB on March 28, 2008. MMB has issued a letter stating that it agrees with our disclosure on this matter. This letter is included as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

We engaged Beard Miller Company LLP (“BMC”) on January 29, 2007 to audit our consolidated financial statements as of and for the years ended December 31, 2006 and 2005. The engagement of BMC was approved by our Audit Committee. We had no relationship with BMC in any way during the years ended December 31, 2006 or 2005 or during any period subsequent to December 31, 2006 prior to engaging BMC.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by BMC and MMB during the years ended December 31, 2007 and 2006:

Audit Fees.  The aggregate fees billed to us by Beard Miller Company LLP and MMB for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-QSB and services that are normally provided by Beard Miller Company LLP and MMB in connection with statutory and regulatory filings and engagements were $172,792 and $57,022 for the years ended December 31, 2007 and 2006, respectively.

Audit Related Fees.  There were no fees billed to us by Beard Miller Company LLP and MMB for assurance and related services rendered by Beard Miller Company LLP and MMB that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, during the years ended December 31, 2007 and 2006, respectively.

Tax Fees.  The aggregate fees billed to us by MMB for professional services rendered by MMB for tax preparation, tax consultation and tax compliance were $17,495 and $11,260 during the years ended December 31, 2007 and 2006, respectively.  The fees for 2007 reflected additional tax work relating to FSB Community Bankshares, Inc. following completion of its initial public stock offering.

All Other Fees.  There were no fees billed to us by Beard Miller Company LLP and MMB during the years ended December 31, 2007 and 2006, respectively, that are not described above.

The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by Beard Miller Company LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee pre-approved 100% of the tax fees described above during the years ended December 31, 2007 and 2006.

In order to ratify the selection of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2008, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected.  The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Beard Miller Company LLP as our independent registered public accounting firm for the year ending December 31, 2008.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at FSB Community Bankshares, Inc.’s executive office, 45 South Main Street, Fairport, New York 14450, no later than December 19, 2008.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders.  These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than five (5) days in advance of such meeting, subject to certain exceptions) by the Secretary of FSB Community Bankshares, Inc.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2009 annual meeting of stockholders is expected to be held on May 20, 2009.  Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by May 15, 2009.  If notice is received after May 15, 2009, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by FSB Community Bankshares, Inc.  FSB Community Bankshares, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of FSB Community Bankshares, Inc. may solicit proxies personally or by telephone without additional compensation.

A COPY OF FSB COMMUNITY BANKSHARES, INC.’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2007 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 45 SOUTH MAIN STREET, FAIRPORT, NEW YORK OR BY CALLING (585) 223-9080.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie J. Zornow
Secretary
Fairport, New York
April 17, 2008

REVOCABLE PROXY

FSB COMMUNITY BANKSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008

The undersigned hereby appoints the official proxy committee, consisting of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Perinton Community Center located at 1350 Turk Hill Road, Fairport, New York 14450, on Wednesday, May 21, 2008, at 2:00 p.m. local time.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	WITHHOLD	FOR ALL EXCEPT
1.	The election of Gary Lindsay, Terence O’Neil and Lowell T. Twitchell, each to serve for a three-year term, and the election of Alicia H. Pender to serve for a one-year term.	☐	☐	☐
INSTRUCTION:  To withhold your vote for one or more nominees, write the name(s) of the nominee(s) on the line(s) below.
______________________________
______________________________
______________________________

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting, a Proxy Statement dated April 17, 2008 and audited financial statements.

Dated: _________________________	☐ Check Box if You Plan
to Attend Annual Meeting

_______________________________	___________________________________
PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

_______________________________	___________________________________
SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.